Exhibit 10.1

AGREEMENT TERMINATING FINANCING AGREEMENT
THIS AGREEMENT TERMINATING FINANCING AGREEMENT (this “Agreement”) is made as of the 21st day of April, 2014, by and between MCG CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”).
RECITALS
A.The Borrower and the Lender entered into a Financing Agreement dated November 21, 2012, as amended by a First Amendment to Financing Agreement dated as of August 8, 2013 (as so amended, the “Financing Agreement”) pursuant to which the Lender made available to the Borrower a revolving credit facility in the maximum principal amount of Twenty Million Dollars ($20,000,000).
B.The Borrower has requested that the Lender terminate the Financing Agreement.
C.The Lender is willing to agree to the Borrower’s request on the conditions set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:
1.Recitals. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.
2.Termination of Financing Agreement. Effective as of the date hereof: (a) all of the Obligations under the Financing Documents have been paid, satisfied and discharged in full (except for the obligations set forth in clause (b) below which shall survive the termination of the Financing Documents) and (b) each Financing Document and each Commitment automatically has been terminated and canceled and no longer are of any force or effect, subject to the reimbursement and indemnification protections in favor of the Lender under the Financing Documents that by the express terms of the Financing Documents are to survive the termination of the Financing Documents (which protections shall survive this Agreement and any such termination of the Financing Documents). The Lender agrees to promptly deliver to Borrower the original Revolving Credit Note. The Borrower hereby acknowledges that there are no outstanding requests for Loans under the Financing Agreement and agrees not to request additional Loans under the Financing Agreement.
3.Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be

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an original and all taken together shall constitute but one and the same instrument. The Borrower agrees that the Lender may rely on a telecopy or other electronic transmission of any signature of the Borrower. The Lender agrees that the Borrower may rely on a telecopy or other electronic transmission of this Agreement executed by the Lender.
1.Governing Law; Etc. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.
2.Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date and year first written above.
Borrower:
MCG CAPITAL CORPORATION

By:_/s/ Tod K. Reichert__________(SEAL)
Name: Tod K. Reichert
Title: Executive Vice President

Lender:

BANK OF AMERICA, N.A.

By:_/s/ Larry Van Sant____________(SEAL)
Name: Larry Van Sant
Title: Senior Vice President

[Signature Page to Agreement Terminating Financing Agreement]